UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2018

SG BLOCKS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38037	95-4463937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

195 Montague Street, 14th Floor

Brooklyn, NY 11201

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 646-240-4235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08	Shareholder Director Nominations.

On January 24, 2018, the Company set the date of the Company’s 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”) as Friday, June 1, 2018. The 2018 Annual Meeting will be held at 9:00 a.m. at the offices of Thompson Hine LLP, 335 Madison Avenue, 12th Floor, New York, New York 10017. Holders of the Company’s common stock at the close of business on April 12, 2018, the record date, will be entitled to receive notice of and vote their shares at the 2018 Annual Meeting.

Any stockholder proposal to be considered for inclusion in the Company’s proxy materials for the 2018 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be received by the Company at its offices at 195 Montague Street, 14th Floor, Brooklyn, NY 11201, on or before the close of business on February 7, 2018, which the Company has determined to be a reasonable time before it expects to begin to print and send its proxy materials. Any such proposal must also meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the proxy materials for the 2018 Annual Meeting.

Any stockholder proposal intended to be presented at the 2018 Annual Meeting without being included in the Company’s proxy materials, or the nomination of a candidate for director, must be received by the Chairperson of the Board of Directors of the Company, at the address specified above, on or before the close of business on April 2, 2018. Such proposal must comply with the Amended and Restated By-laws of the Company, applicable Delaware law and regulations promulgated by the Securities and Exchange Commission.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 26, 2018

SG Blocks, Inc.

By:	/s/ Mahesh Shetty
Mahesh Shetty
Chief Financial Officer

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